                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-73572

                              MEDIX RESOURCES, INC.
                            SUPPLEMENT TO PROSPECTUS
                               DATED JULY 25, 2002

     On November 14, 2002,  the Company filed with the SEC its Form 10-Q for the fiscal quarter ending  September 30, 2002. The Form 10-Q is hereby  incorporated by reference into the Prospectus  referred to above. A copy of the Form 10-Q can be obtained  from the Company or from the SEC,  and must be  delivered  with the
Prospectus.  Our net loss for the quarter and nine months  ending  September 30,
2002, was ($1,732,000) and ($4,718,000), respectively. At September 30, 2002, we had an accumulated  deficit of  ($38,777,000)  and a working  capital deficit of
($1,949,000).

     In addition,  we hereby  incorporate  by reference  into the Prospectus our
Current  Reports on Form 8-K filed with the SEC on September  16, 27 and 30, and
October 11 and 21, and  November 1, 2002,  respectively.  Such Forms 8-K must be delivered with the  Prospectus.  Copies can be obtained from the Company or from the SEC.

                The date of this Supplement is November 14, 2002